EXHIBIT 99.1

FY2009 SALARY AND BONUS ARRANGEMENTS

FOR EXECUTIVE OFFICERS

FY2009 Salary Structure

Position	Name	FY2009 Base Salary
CEO	Robert J. Myers	$660,000
COO	Terry W. Handley	$365,000
SVP/CFO	William J. Walljasper	$300,000
SVP/Logistics & Acquisitions	Sam J. Billmeyer	$300,000

FY2009 Annual Incentive Plan

The target bonus available to the executive officers (and Vice Presidents) will be an amount equal to 35% of base salary, with an opportunity for up to 50% of base salary if the Company exceeds certain earnings per share and invested capital goals for the year. Of that amount, 75% will be based on earnings per share, and 25% based on return on invested capital.

If and as earnings per share reach specified targets approved by the Board of Directors, bonus payments will be made in amounts equal to 7.50%, 11.25%, 18.75%, 26.25% (targeted amount), 30.00%, 33.75% or 37.50% of the base salary amount.

If and as return on invested capital reaches specified targets approved by the Board, bonus payments will be made in amounts equal to 2.50%, 3.75%, 6.25%, 8.75% (targeted amount), 10.00%, 11.25% or 12.50% of the base salary amount. For this purpose, return on invested capital is determined by dividing operating income after depreciation and tax before interest by average invested capital.